                                                                       EXHIBIT 2

                          [Susan Hirt Hagen Letterhead]

                                               December 29, 1999


VIA HAND DELIVERY



Jan Van Gorder, Esq., Corporate Secretary
Erie Indemnity Company
100 Erie Insurance Place
Erie, Pennsylvania  16530


Nominating Committee of the Board of Directors
Erie Indemnity Company
100 Erie Insurance Place
Erie, Pennsylvania  16530

Attention:  Jan Van Gorder, Esq., Corporate Secretary

        Re:      Shareholder Proposals With Respect To 2000 Annual Meeting

Dear Mr. Van Gorder:

                  I am hereby submitting this notice (the "Notice") to Erie Indemnity Company (the "Company") in accordance with the requirements of Sections 2.07(a) and (b) of the Amendment and Restatement of Bylaws of the Company, dated August 16, 1999 (the "Bylaws"). My business address is 100 State Street, Suite 440, Erie, Pennsylvania 16507-1456.

                  I am the owner of 12 shares of Class B Common Stock, no par value per share, of the Company (the "Class B Common Stock"), and the beneficiary of one of two trusts under a trust agreement created by my father, Henry Orth Hirt, co-founder of the Company (the "Trusts"). The Trusts beneficially own 2,340 shares of Class B Common Stock: I am the beneficiary of one of the Trusts which holds 1,170 shares of Class B Common Stock; and my brother, F. William Hirt, is the beneficiary of the other Trust which holds 1,170 shares of Class B

Common Stock. For further information on my ownership of the Company's securities, reference should be made to Annex A attached to this Notice.

                  I hereby notify the Company of three shareholder proposals in respect of the 2000 Annual Meeting of Shareholders of the Company (the "Annual Meeting"):

                  (1) I propose the following persons (the "Hagen Nominees") for consideration by the Nominating Committee of the Company as part of its slate of directors for election to the Board of Directors of the Company (the "Board") at the Annual Meeting:

                           Kenneth B. Frank

                           Patricia Garrison-Corbin

                           Susan Hirt Hagen

                           Samuel P. Katz

                           Claude C. Lilly, III, Ph.D.; CLU, CPCU

                           Henry N. Nassau

                           Mitchell S. Rosenthal, M.D.

                           Perry M. Smith, Ph.D.; Major General, USAF (Ret.)

                           Charles D. Snelling

                           William H. Starbuck, Ph.D.

                           James M. Trapp



                  I believe the Hagen Nominees are appropriate candidates for election at the Annual Meeting. Each Hagen Nominee (including myself) has agreed to be included in the Nominating Committee's slate or any other slate only so long as all the Hagen Nominees are included in such slate, and only so long as the Hagen Nominees, if elected, would constitute a majority of the Board.

                  (2) If the Nominating Committee does not include the Hagen Nominees in its slate of directors for election to the Board at the Annual Meeting, this Notice constitutes my proposal to nominate the Hagen Nominees for election as directors of the Company at the Annual Meeting. I will appear at the Annual Meeting to nominate the Hagen Nominees for election to the Board.

                  (3) If I am not permitted to nominate the Hagen Nominees for election at the Annual Meeting, this Notice constitutes my proposal for submission to the shareholders of the Company at the Annual Meeting (a) to remove all directors elected at the Annual Meeting immediately following their election; (b) to amend the Bylaws by deleting the first sentence of Section 3.02 and replacing it with a new first sentence, which shall read as follows:

         "The Board of Directors shall consist of not less than seven (7), nor more than sixteen (16), Directors (the exact number to fixed from time by resolution of the Board or by vote of the Shareholders at any duly organized annual or special meeting of Shareholders), the majority of whom shall be citizens and residents of the United States, each of whom shall be at least eighteen (18) years of age, elected at the Annual Meeting of Shareholders, to serve until the ensuing Annual Meeting and until a successor is elected and qualified or until his or her earlier death, resignation or removal.";

(c) to reduce and fix the number of directors on the Board to eleven (11) directors; and (d) to nominate the Hagen Nominees for election as directors of the Company to fill the vacancies on the Board. I will appear at the Annual Meeting to present this proposal.

                  I hereby advise you that certain information relating to each of the Hagen Nominees as required by the Bylaws is set forth herein and in Annexes A through K of this Notice. Except as set forth herein or in any of such Annexes, to the best of my knowledge (i) no Hagen Nominee, other than myself and William Starbuck, Ph.D. who purchased one hundred shares of Class A stock on the open market on December 27, 1999, owns any securities of the Company or any parent or subsidiary of the Company, directly or indirectly, beneficially or of record, or has purchased or sold any securities of the Company within the past two years, and none of their associates beneficially owns, directly or indirectly, any securities of the Company, (ii) no Hagen Nominee, his or her associates or any member of his or her immediate family, has any arrangement or understanding with any person (a) with respect to any future employment by the Company or its affiliates or (b) with respect to future transactions to which the Company or any of its affiliates will or may be a party, nor any material interest, direct or indirect, in any transaction, or series of similar transactions, that has occurred since January 1, 1998 or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is a party and in which the amount involved exceeds $60,000, (iii) no Hagen Nominee is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies,
(iv) no Hagen Nominee or any of his or her associates has any arrangement or understanding with any person pursuant to which he or she was or is to be selected as a director, nominee or officer of the Company, and (v) there is no other information with respect to any Hagen Nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended. Matters disclosed in any part of this Notice, including the Annexes, should be deemed disclosed for all purposes of this Notice. The written consent of each Hagen Nominee (other than myself) to be nominated and to serve as a director of the Company is included in the copy of the Indemnification Agreement between myself and each Hagen Nominee attached to the applicable Annex to this Notice. My written consent to be nominated and to serve as a director of the Company is included in the attachment to Annex A to this Notice.

                  The following is a description of all arrangements or understandings between myself, and each Hagen Nominee and any other person, with respect to the proposals contained in this Notice, the election of each Hagen Nominee as a director, and actions to be proposed or taken by each Hagen Nominee if elected as a director:

             - I have agreed to indemnify each other Hagen Nominee from and against any losses incurred by such Hagen Nominee resulting from, relating to or arising out of the nomination of such Hagen Nominee for election as a director of the Company at the Annual Meeting.

             - Each other Hagen Nominee has agreed with me to be named as a nominee for election as a director of the Company at the Annual Meeting (or at any special meeting of the shareholders called for that purpose).

             - Each other Hagen Nominee has agreed with me that such Hagen Nominee will not consent to serve as a nominee for election as a director of the Company, or to otherwise stand for election as or become a director of the Company, as part of a slate of nominees proposed by any party (including the Board or the Nominating Committee) other than myself unless such slate includes a number of nominees proposed by me sufficient to constitute a majority of the members of the Board. This commitment can be waived only at my election and I reserve the right to waive such commitment at any time I deem appropriate.

                  The reason for, and the general effect of, the proposals included in this Notice is to cause the election of a Board a majority of whose members are committed to protecting the unique corporate culture of the Company, being accountable and responsive to the Company's shareholders and implementing a program to protect the long-term interests of the Company, its shareholders and its many other constituencies.

                  Each of the proposals included in this Notice is a proper matter for shareholder action. This Notice sets forth information which is equivalent to the information that would be required under the proxy solicitation rules of the Securities and Exchange Commission if proxies were solicited for shareholder consideration of the proposals included in this Notice at a meeting of shareholders, including information required if proxies were solicited for the election of the Hagen Nominees as directors of the Company. I do not currently intend to solicit proxies for the Annual Meeting, but will bear all costs if proxies are solicited.



                                          Sincerely yours,



                                          /s/ Susan Hirt Hagen
                                          --------------------
                                          SUSAN HIRT HAGEN



Enclosures:  Annexes A-K

cc:      Patricia A. Goldman
         Chairperson, Nominating Committee

                                     ANNEX A


                  Name:             SUSAN HIRT HAGEN (the "Nominee")


                  Age:              64


                  Business address: 100 State Street, Suite 440
                                    Erie, PA 16507-1456

         Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                  1967-Present:      Co-Trustee, H.O. Hirt Trusts

                  1990-1999:         Managing Partner, Hagen Herr & Peppin
                                     (Inactive)

         None of the entities listed above is a parent, subsidiary or other affiliate of Erie Indemnity Company, except for the H.O. Hirt Trusts which hold 76.22% of the controlling Class B stock of Erie Indemnity Company. The Nominee does not hold any positions or offices with Erie Indemnity Company, except that of director of Erie Indemnity Company and certain affiliates and subsidiaries.

         The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940:

                  Erie Indemnity Company
                  Eric Family Life Insurance Company

         Set forth below are the number of shares of capital stock of Erie Indemnity Company beneficially owned by the Nominee within the meaning of SEC Rule 13d-1 and earliest date of acquisition of such capital stock:

                  12 shares Class B stock, 1990
                  1,170 shares Class B stock held by H.O. Hirt Trusts, 1967 6,658,800 shares Class A stock, 1954
                  10,092,900 shares Class A stock held by Hagen Family Limited
                    Partnership of which Nominee is a limited partner, 1989.

         Mrs. Hagen has entered into an Indemnification Agreement with each Hagen Nominee. Each Indemnification Agreement includes the written consent of each Hagen Nominee to serve as director of Erie Indemnity Company if nominated and elected as a director. For a description of the arrangements and understanding between Mrs. Hagen and each Hagen Nominee contained within an Indemnification Agreement with respect to the proposals contained in the Notice, the election of the Hagen Nominee as a director, and actions to be proposed or taken by the Hagen Nominee if elected as director, see the Notice to which this Annex is attached.

                               CONSENT OF NOMINEE

                  The undersigned hereby consents to being named as a nominee for election as a director of the Company at the Annual Meeting (or any special meeting of the stockholders of Erie Indemnity Company (the "Company") called for that purpose) in any materials submitted by on or behalf of myself to the Company or filed by on or behalf of myself or the Company with the Securities and Exchange Commission, and further consents to serve as a director of the Company if elected at the Annual Meeting (or at any special meeting of stockholders of the Company called for that purpose.)


Dated:   December 29, 1999


                                                  /s/ Susan Hirt Hagen
                                                  --------------------

                                     ANNEX B


                  Name:              Kenneth B. Frank (the "Nominee")


                  Age:               55


                  Business address:  The Technology Group, Inc.
                                     36 South Charles Street
                                     Baltimore, MD 21209



                  Residence address: 1808 Dixon Road
                                     Baltimore, MD 21209

         Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                  1989-Present:      Founder, President and CEO
                                     The Technology Group, Inc.
                                     Baltimore, MD
                                     (Software development company)

         The corporation listed above is not a parent, subsidiary or other affiliate of Erie Indemnity Company. The Nominee does not hold any positions or offices with Erie Indemnity Company.

         The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940:

                  None

         Set forth below are the number of shares of capital stock of Erie Indemnity Company beneficially owned by the Nominee within the meaning of SEC Rule 13d-1 and earliest date of acquisition of such capital stock.

                  None

         The Nominee and Mrs. Hagen have entered into an Indemnification Agreement, a copy of which is attached hereto. The Indemnification Agreement includes the written consent of the Nominee to serve as director of Erie Indemnity Company if nominated and elected as a director. For a description of the arrangements and understanding between the Nominee and Mrs. Hagen contained within the Indemnification Agreement with respect to the proposals contained in the Notice, the election of the Nominee as a director, and actions to be proposed or taken by the Nominee if elected as director, see the Notice to which this Annex is attached.

                                     ANNEX C


                  Name:             PATRICIA GARRISON-CORBIN (the "Nominee")


                  Age:              52


                  Business address: P.C. Corbin & Company, Inc.
                                    Two Commerce Square, Suite 3420
                                    2001 Market Street
                                    Philadelphia, PA 19103

                 Residence address: 1828 Delancey Street
                                    Philadelphia, PA 19103

         Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                  1986-Present:     Founder, President and CEO
                                    P.G. Corbin & Company, Inc.,
                                    Philadelphia, PA
                                    (Financial advisory and investment
                                    management services for municipalities)

         The corporation listed above is not a parent, subsidiary or other affiliate of Erie Indemnity Company. The Nominee does not hold any positions or offices with Erie Indemnity Company.

         The Nominee currently is a director of the following companies that are registered as an investment company under the Investment Company Act of 1940:

                  Sole stockholder/director of P.G. Corbin
                  Asset Management, Inc.
                  Sole stockholder of company which is
                  managing partner of The Delancey
                  Capital Group

         The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of such Act:

                  None

         Set forth below are the number of shares of capital stock of Erie Indemnity Company beneficially owned by the Nominee within the meaning of SEC Rule 13d-1 and earliest date of acquisition of such capital stock.

                  None

         The Nominee and Mrs. Hagen have entered into an Indemnification Agreement, a copy of which is attached hereto. The Indemnification Agreement includes the written consent of the Nominee to serve as director of Erie Indemnity Company if nominated and elected as a director. For a description of the arrangements and understanding between the Nominee and Mrs. Hagen contained within the Indemnification Agreement with respect to the proposals contained in the

Notice, the election of the Nominee as a director, and actions to be proposed or taken by the Nominee if elected as director, see the Notice to which this Annex is attached.

                                     ANNEX D



                  Name:              SAMUEL P. KATZ (the "Nominee")

                  Age:               50


                  Business address:  Enter Sport Capital Advisors, Inc.
                                     One Bala Avenue, Suite 320
                                     Bala Cynwyd, PA 19004

                  Residence address: 325 West Allens Lane
                                     Philadelphia, PA 19119

         Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                  1997-Present:      Founder, President and CEO
                                     Enter Sport Capital Advisors, Inc.
                                     Bala Cynwyd, PA
                                     (Private investment development and
                                     consulting firm)

                  1994-1997:         Partner, Stafford Capital Partners, L.P.
                                     Philadelphia, PA
                                     (Investment company and developer)

                  1976-1994:         Co-Founder, President and Co-CEO
                                     Public Financial Management, Inc.
                                     Philadelphia, PA
                                     (Specialists in capital formation for
                                     state and local governments)

         None of the entities listed above is a parent, subsidiary or other affiliate of Erie Indemnity Company. The Nominee does not hold any positions or offices with Erie Indemnity Company.

         The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940:

                  None

         Set forth below are the number of shares of capital stock of Erie Indemnity Company beneficially owned by the Nominee within the meaning of SEC Rule 13d-1 and earliest date of acquisition of such capital stock.

                  None

         The Nominee and Mrs. Hagen have entered into an Indemnification Agreement, a copy of which is attached hereto. The Indemnification Agreement includes the written consent of the Nominee to serve as director of Erie Indemnity Company if nominated and elected as a director. For a description of the arrangements and understanding between the Nominee and Mrs. Hagen contained within the Indemnification Agreement with respect to the proposals contained in the Notice, the election of the Nominee as a director, and actions to be proposed or taken by the Nominee if elected as director, see the Notice to which this Annex is attached.

                                     ANNEX E


                  Name:               CLAUDE C. LILLY, III, Ph.D.; CLU, CPCU
                                      (the "Nominee")


                  Age:                53


                  Business address:   Belk College of Business Administration
                                      University of North Carolina Charlotte
                                      9201 University City Boulevard
                                      Charlotte, NC 28223

                  Residence address:  10700 Tavernay Parkway
                                      Charlotte, NC 28262

         Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                  July 1998-Present:             Interim Dean
                                                 Belk College of Business
                                                 Administration University of
                                                 North Carolina Charlotte

                  August 1997-Present:           James H. Harris Chair of Risk
                                                 Management and Insurance
                                                 Belk College of Business
                                                 Administration University of
                                                 North Carolina Charlotte

                  August 1995-January 1996:      CEO
                                                 Quinstone, Inc.
                                                 Quincy, FL
                                                 (Manufacturing - on leave from
                                                 Florida State University)

                  August 1981-August 1997:       Professor of Risk Management
                                                 and Insurance, Florida State
                                                 University Tallahassee, FL

         None of the entities listed above is a parent, subsidiary or other affiliate of Erie Indemnity Company. The Nominee does not hold any positions or offices with Erie Indemnity Company.

         The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended,

(the "Exchange Act") or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940:

                  None

         Set forth below are the number of shares of capital stock of Erie Indemnity Company beneficially owned by the Nominee within the meaning of SEC Rule 13d-1 and earliest date of acquisition of such capital stock.

                  None

         The Nominee and Mrs. Hagen have entered into an Indemnification Agreement, a copy of which is attached hereto. The Indemnification Agreement includes the written consent of the Nominee to serve as director of Erie Indemnity Company if nominated and elected as a director. For a description of the arrangements and understanding between the Nominee and Mrs. Hagen contained within the Indemnification Agreement with respect to the proposals contained in the Notice, the election of the Nominee as a director, and actions to be proposed or taken by the Nominee if elected as director, see the Notice to which this Annex is attached.

                                     ANNEX F


                  Name:               HENRY N. NASSAU (the "Nominee")

                  Age:                45

                  Business address:   Internet Capital Group, Inc.
                                      435 Devon Park Drive, Suite 803
                                      Wayne, PA 19087

                  Residence address:  Wilson Farm
                                      113A Swedesford Road
                                      Malvern, PA 19355

         Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.


                 May 1999-Present:        Managing Director, General Counsel &
                                          Secretary Internet Capital Group,
                                          Inc. (NASDAQ: ICGE)
                                          (Internet holding company)

                 1999-Present:            Director, CourtLink and JusticeLink,
                                          Inc.
                                          (ICGE backed legal internet companies)

                 1999-Present:            Director, Bliley Electric Company
                                          (Electronics component manufacturer)

                 1999-Present:            Director, Albert Abela Corporation
                                          (Large international food and
                                          hospitality corporation)

                 September 1987-May 1999: Partner and Chairman of the Business
                                          Department (5/97-1/98)
                                          Dechert Price & Rhoades,
                                          Philadelphia, PA (Law firm)

         None of the entities listed above is a parent, subsidiary or other affiliate of Erie Indemnity Company. The Nominee does not hold any positions or offices with Erie Indemnity Company.

         The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended,

(the "Exchange Act") or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940:

                  None

         Set forth below are the number of shares of capital stock of Erie Indemnity Company beneficially owned by the Nominee within the meaning of SEC Rule 13d-1 and earliest date of acquisition of such capital stock.

                  None

         The Nominee and Mrs. Hagen have entered into an Indemnification Agreement, a copy of which is attached hereto. The Indemnification Agreement includes the written consent of the Nominee to serve as director of Erie Indemnity Company if nominated and elected as a director. For a description of the arrangements and understanding between the Nominee and Mrs. Hagen contained within the Indemnification Agreement with respect to the proposals contained in the Notice, the election of the Nominee as a director, and actions to be proposed or taken by the Nominee if elected as director, see the Notice to which this Annex is attached.

                                     ANNEX G


                  Name:                 MITCHELL S. ROSENTHAL, M.D.
                                        (the "Nominee")

                  Age:                  65

                  Business address:     Phoenix House
                                        164 West 74th Street
                                        New York, NY 10023

                  Residence address:    211 East 70th Street
                                        New York, NY 10021-5205

         Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                  1967-Present:         President & CEO
                                        Phoenix House Foundation
                                        (Operates substance abuse programs)

         The entity listed above is not a parent, subsidiary or other affiliate of Erie Indemnity Company. The Nominee does not hold any positions or offices with Erie Indemnity Company.

         The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940:

                  INAMED Corporation
                  (NASDAQ: IMDC)
                  Santa Barbara, CA

         Set forth below are the number of shares of capital stock of Erie Indemnity Company beneficially owned by the Nominee within the meaning of SEC Rule 13d-1 and earliest date of acquisition of such capital stock.

                  None

                  The Nominee and Mrs. Hagen have entered into an Indemnification Agreement, a copy of which is attached hereto. The Indemnification Agreement includes the written consent of the Nominee to serve as director of Erie Indemnity Company if nominated and elected as a director. For a description of the arrangements and understanding between the Nominee and

Mrs. Hagen contained within the Indemnification Agreement with respect to the proposals contained in the Notice, the election of the Nominee as a director, and actions to be proposed or taken by the Nominee if elected as director, see the Notice to which this Annex is attached.

                                     ANNEX H


                  Name:               PERRY M. SMITH Ph.D.; Major General,
                                      USAF (Ret.)

                  Age:                65

                  Business address:   Visionary Leadership, Ltd.
                                      P.O. Box 15666
                                      Augusta, GA 30919-1666

                  Residence address:  3007 Cedar Hill Lane
                                      Augusta, GA 30909

         Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.


                  1986-Present:       President and CEO
                                      Visionary Leadership, Ltd.
                                      Augusta, GA
                                      (Noted author, lecturer and consultant in leadership, strategic planning and ethics)

                  1991-1998:          Military Analyst; Special Consultant to
                                      CNN

                  1998-Present:       Contributing Editor, U.S. News & World
                                      Report

         None of the entities listed above is a parent, subsidiary or other affiliate of Erie Indemnity Company. The Nominee does not hold any positions or offices with Erie Indemnity Company.

         The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940:

                  None

         Set forth below are the number of shares of capital stock of Erie Indemnity Company beneficially owned by the Nominee within the meaning of SEC Rule 13d-1 and earliest date of acquisition of such capital stock.

                  None

         The Nominee and Mrs. Hagen have entered into an Indemnification Agreement, a copy of which is attached hereto. The Indemnification Agreement includes the written consent of the Nominee to serve as director of Erie Indemnity Company if nominated and elected as a director. For a description of the arrangements and understanding between the Nominee and Mrs. Hagen contained within the Indemnification Agreement with respect to the proposals contained in the Notice, the election of the Nominee as a director, and actions to be proposed or taken by the Nominee if elected as director, see the Notice to which this Annex is attached.

                                     ANNEX I


                  Name:              CHARLES D. SNELLING (the "Nominee")

                  Age:               68

                  Business address:  The Snelling Company
                                     711 Hamilton Mall
                                     Allentown, PA 18101-2407

                  Residence Address: 1280 Church Street
                                     Fogelsville, PA 18051

         Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.



                  1987-Present:       President and Director, Western Lehigh
                                      Valley Corp.

                  1985-Present:       Trustee, NEPA Management Business Trust

                  1999-Present:       Director, Bliley Electric Company

                  1997-Present:       Director, Axicon Technologies, Inc.

                  1986-Present:       President and CEO
                                      The Snelling Company
                                      (Real estate and venture capital
                                      interests)

         None of the entities listed above is a parent, subsidiary or other affiliate of Erie Indemnity Company. The Nominee does not hold any positions or offices with Erie Indemnity Company.

         The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940:

                  None

         Set forth below are the number of shares of capital stock of Erie Indemnity Company beneficially owned by the Nominee within the meaning of SEC Rule 13d-1 and earliest date of acquisition of such capital stock.

                  None

         The Nominee and Mrs. Hagen have entered into an Indemnification Agreement, a copy of which is attached hereto. The Indemnification Agreement includes the written consent of the Nominee to serve as director of Erie Indemnity Company if nominated and elected as a director. For a description of the arrangements and understanding between the Nominee and Mrs. Hagen contained within the Indemnification Agreement with respect to the proposals contained in the Notice, the election of the Nominee as a director, and actions to be proposed or taken by the Nominee if elected as director, see the Notice to which this Annex is attached.

                                     ANNEX J


                  Name:               WILLIAM H. STARBUCK, Ph.D. (the "Nominee")

                  Age:                61

                  Business address:   Stern School of Business
                                      New York University
                                      44 West 4th Street
                                      New York, NY 10012-1126

                  Residence address:  2 Washington Square Village
                                      Apartment PHG
                                      New York, NY 10012-1711

         Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.



                  1985-Present:       ITT Professor of Creative Management
                                      Stern School of Business Administration
                                      New York University
                                      New York, NY

                  1994-Present:       President (1997-98) and Member, Board of
                                      Governors Academy of Management (a
                                      professional association)

         None of the entities listed above is a parent, subsidiary or other affiliate of Erie Indemnity Company. The Nominee does not hold any positions or offices with Erie Indemnity Company.

         The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940:

                  None

         Set forth below are the number of shares of capital stock of Erie Indemnity Company beneficially owned by the Nominee within the meaning of SEC Rule 13d-1 and earliest date of acquisition of such capital stock.

                  100 shares of Class A stock, December 27, 1999

                  The Nominee and Mrs. Hagen have entered into an Indemnification Agreement, a copy of which is attached hereto. The Indemnification Agreement includes the written consent of the Nominee to serve as director of Erie Indemnity Company if nominated and elected as a director. For a description of the arrangements and understanding between the Nominee and Mrs. Hagen contained within the Indemnification Agreement with respect to the proposals contained in the Notice, the election of the Nominee as a director, and actions to be proposed or taken by the Nominee if elected as director, see the Notice to which this Annex is attached.

                                     ANNEX K


                  Name:               JAMES M. TRAPP (the "Nominee")

                  Age:                65

                  Business address:   McDermott, Will & Emery
                                      227 West Monroe Street, Suite 3100
                                      Chicago, IL 60606-5096

                  Residence address:  382 Ridge Avenue
                                      Winnetka, IL 60093

         Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                  1997-Present:       Of Counsel (Retired Partner)
                                      McDermott, Will & Emery
                                      Chicago, IL
                                      (Leading Trusts and Estates Lawyer,
                                      retired)

                  1961-1997           President, James M. Trapp, P.C.
                                      Partner or associate, McDermott, Will &
                                      Emery


         The entity listed above is not a parent, subsidiary or other affiliate of Erie Indemnity Company. The Nominee does not hold any positions or offices with Erie Indemnity Company.

         The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940:

                  None

         Set forth below are the number of shares of capital stock of Erie Indemnity Company beneficially owned by the Nominee within the meaning of SEC Rule 13d-1 and earliest date of acquisition of such capital stock.

                  None

         The Nominee and Mrs. Hagen have entered into an Indemnification Agreement, a copy of which is attached hereto. The Indemnification Agreement includes the written consent of the

Nominee to serve as director of Erie Indemnity Company if nominated and elected as a director. For a description of the arrangements and understanding between the Nominee and Mrs. Hagen contained within the Indemnification Agreement with respect to the proposals contained in the Notice, the election of the Nominee as a director, and actions to be proposed or taken by the Nominee if elected as director, see the Notice to which this Annex is attached.